EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 as amended under cover of Form S-3 (No. 333-164588), Form S-3 (No. 333-191819 and No. 333-201797) and Form S-8 (No. 333-169742 and No. 333-196067) of S&W Seed Company of our report dated January 19, 2015 relating to the special purpose combined financial statements of the Alfalfa business of Pioneer Hi-Bred International, Inc., a wholly-owned subsidiary of E. I. du Pont de Nemours and Company, which appears in the Current Report on Form 8-K of S&W Seed Company dated February 11, 2015.

/s/ PricewaterhouseCoopers LLP

February 11, 2015